                                                                     EXHIBIT 1.0







                       DAISYTEK INTERNATIONAL CORPORATION





                                   3,000,000
                                   SHARES OF
                                  COMMON STOCK
                                ($.01 PAR VALUE)





                             UNDERWRITING AGREEMENT





----------, 1998

                             UNDERWRITING AGREEMENT


                                                                ----------, 1998


SBC Warburg Dillon Read Inc.
535 Madison Avenue
New York, New York 10022

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

William Blair & Company, L.L.C.
222 W. Adams Street
Chicago, Illinois  60606

         as Managing Underwriters

Dear Sirs:

                 Daisytek International Corporation, a Delaware corporation (the "Company"), proposes to issue and sell and David A. Heap (the "Selling Stockholder") proposes to sell to the underwriters named in Schedule A (the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, of which 2,300,000 shares are to be issued and sold by the Company and 700,000 are to be sold by the Selling Stockholder. In addition, solely for the purpose of covering overallotments, the Company proposes to issue and sell and the Selling Stockholder proposes to sell, at the Underwriters' option, an aggregate of up to 450,000 additional shares of the Common Stock (the "Additional Shares"), of which 345,000 are to be issued and sold by the Company and 105,000 are to be sold by the Selling Stockholder. The Additional Shares and the Firm Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

                 The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the Shares, which incorporates by reference documents that the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and all documents incorporated by reference therein (collectively, the "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all
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documents filed as a part thereof or incorporated by reference therein, and including any registration statement filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and in any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission as part of the Registration Statement at the time of effectiveness or, if Rule 424(b) is applicable, pursuant to Rule 424(b) under the Act, is herein called the "Prospectus."

                 The Company, the Selling Stockholder and the Underwriters agree as follows:

                 1. SALE AND PURCHASE. On the basis of the representations and warranties and the other terms and conditions herein set forth, each of the Company and the Selling Stockholder, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from each of the Company and the Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A bears to the total number of Firm Shares to be sold by the Company and the Selling Stockholder, in each case at a purchase price of $_____ per Share. You shall release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial offering to the public to such extent as you may determine.

                 In addition, on the basis of the representations and warranties and the other terms and conditions herein set forth, the Company and the Selling Stockholder hereby grant to the several Underwriters an option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased from each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover overallotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholder for the Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice from you to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the "time of purchase" (as defined below) nor earlier than the second business day* after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total





----------------------------------
* As used herein, business day shall mean a day on which the New York Stock Exchange is open for trading.

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number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                 Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by the Selling Stockholder, Morris Bienenfeld, Esq. will act as the representative of the Selling Stockholder.
The foregoing representative is authorized, on behalf of the Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by the Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to distribute the balance of such proceeds to the Selling Stockholder, to receive notices on behalf of the Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

                 2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company and the Attorney-in-Fact referred to in Section 4(c) on behalf of the Selling Stockholder by certified or official bank checks, in New York Clearing House funds (next day funds), at the offices of SBC Warburg Dillon Read Inc. in New York City, against delivery of the certificates for the Firm Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on __________, 1998 (unless another time shall be agreed to by you, the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 10). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase.

                 Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase.

                 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

                          (a) each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and when the Registration Statement becomes or became effective and at all times subsequent thereto up to the time of purchase and the time of additional purchase, the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Act, and the Registration Statement and the Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no





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         representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; provided, further, that such information furnished by or on behalf of the Underwriters shall be limited to the section of the Registration Statement and Prospectus entitled "Underwriting;" the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities or Blue Sky authority of any jurisdiction;

                          (b) all legal or governmental proceedings, or any contract, agreement, instrument, lease, license, arrangement or understanding required by the Act, or the applicable published rules and regulations thereunder, to be described in the Registration Statement or the Prospectus have been properly described therein; and any contract, agreement, instrument, lease or license required by the Act, or the applicable published rules and regulations thereunder, to be filed as an exhibit to the Registration Statement has been so filed or, if previously filed with the Commission, has been properly incorporated by reference;

                          (c) the Company has authorized capitalization consisting of 20,000,000 shares of Common Stock, of which __________ shares are issued and outstanding on the date hereof and no shares are held in the Company's treasury, and 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding on the date hereof; all of the issued and outstanding shares of capital stock (including Common Stock of the Company) have been duly authorized and validly issued and are fully paid and nonassessable; the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to issue, sell and deliver the Shares to be issued and sold by it as herein contemplated;

                          (d) all of the issued and outstanding shares of capital stock of each of Daisytek, Incorporated, a Delaware corporation, or its wholly-owned subsidiaries, Daisytek (Canada) Inc., Working Capital of America, Inc., Working Capital Canada, Inc., Home Tech Depot, Inc., Daisytek De Mexico S.A. de C.V., Daisytek Latin America, Inc., Supplies Express, Inc., Priority Fulfillment Services, Inc., Priority Fulfillment Services of Canada, Inc., Daisytek De Mexico Services, S.A. de C.V., Priority Fulfillment Services of Australia, Priority Fulfillment Services de Mexico, S.A. de C.V., Daisytek Australia Pty. Ltd and Steadi- Systems, Ltd. [AND ITS SUBSIDIARIES] (Daisytek, Incorporated,





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         Daisytek (Canada) Inc., Working Capital of America, Inc., Working
         Capital Canada Inc., Home Tech Depot Inc., Daisytek De Mexico S.A. de C.V., Daisytek Latin America, Inc., Supplies Express, Inc., Priority Fulfillment Services, Inc., Priority Fulfillment Services of Canada, Inc., Daisytek De Mexico Services, S.A. de C.V., Priority Fulfillment Services of Australia, Priority Fulfillment Services de Mexico, S.A. de C.V., Daisytek Australia Pty. Ltd and Steadi-Systems, Ltd. [AND ITS SUBSIDIARIES] are collectively called the "Subsidiaries") are owned directly or indirectly by the Company, except for directors' qualifying shares; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable and, except as described in the Prospectus, are owned free and clear of any pledge, lien, encumbrance, security interest or other claim; there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the capital stock of any of the Subsidiaries;

                          (e) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its respective properties and to conduct its respective business;

                          (f) the Company and each of the Subsidiaries have good and marketable title in fee simple to all real properties and good title to all other material properties and assets owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries); and the property held under lease by the Company and each of the Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries;

                          (g) the Company and each of the Subsidiaries are duly qualified as foreign corporations and are in good standing in each other jurisdiction in which they own or lease property or conduct their business and in each other jurisdiction in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the Company and the Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

                          (h)     neither the Company nor any of the
         Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its charter or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, material supply or vendor agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, the effect of which could have a material adverse effect on the properties, assets, operations,





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         business or condition (financial or otherwise) of the Company and the
         Subsidiaries, taken as a whole, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), any provision of the charter or bylaws of the Company or any of the Subsidiaries, any provision of any partnership agreement, any provision of any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, material supply or vendor agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party of by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, which conflict, breach or default would, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

                          (i) (A) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity; and (B) the Shares to be issued and sold by the Company hereunder, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim.

                          (j) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares after making payment therefor will not be subject to personal liability by reason of being such holders; and all offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or any actions under the Act or any state securities or Blue Sky laws in respect of any such offers or sales are effectively barred by the applicable statutes of limitations or by effective waivers (except no representation is made as to the registration or exemption requirements of the applicable state securities or Blue Sky laws which were applicable to the issuance of capital stock in the Company's initial public offering);

                          (k) all approvals, authorizations, consents or orders of or filings with any national, state or local governmental or regulatory commission, board, body, authority or agency required in connection with the issuance and sale of the Shares as contemplated hereby have been obtained, other than registration of the Shares under the Act, clearance of the offering of the Shares with the National Association of Securities





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         Dealers, Inc. (the "NASD") and any necessary qualification under the securities laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

                          (l) except as disclosed in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company in consequence of the sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares;

                          (m) except as described in the Registration Statement and the Prospectus, no person holds a right to require or participate in a registration under the Act of Common Stock or any other equity securities of the Company;

                          (n) Arthur Andersen LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

                          (o) the Company and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary authorizations, consents, licenses and approvals from other persons, in order to conduct their business except where the absence of any such license, authorization, consent, approval or filing would not have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries;

                          (p) there is no action, suit or proceeding pending or threatened against the Company or any of the Subsidiaries or any of their properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

                          (q)     the audited and unaudited financial
         statements (including the related notes) and the financial schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified, subject, in the case of the Company's unaudited financial statements, to normal recurring year end adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a





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         consistent basis during the periods involved; and no other financial statements or schedules are required by the Act or the applicable published rules and regulations thereunder to be included in the Registration Statement or the Prospectus;

                          (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been (i) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise), present or reasonably foreseeable, of the Company and the Subsidiaries, taken as a whole, (ii) any transaction, which is material to the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company which is material to the Company and the Subsidiaries, taken as a whole;

                          (s) the Company has obtained the agreement of (i) each of The David Anthony Heap 1995 Interest in Possession Settlement (No. 2), David A. Heap, The David Heap Life Interest Settlement (No.
         10), Harvey H. Achatz, Edgar D. Jannotta, Jr., Timothy M. Murray and Peter P.J. Vikanis to the effect set forth in Exhibit I hereto and
         (iii) each of [MARK C. LAYTON, CHRISTOPHER YATES, JAMES R. POWELL, THOMAS J. MADDEN, STEVE GRAHAM, PETER D. WHARF AND SUZANNE GARRETT] to the effect set forth in Exhibit II hereto;

                          (t)     neither the Company nor any of the
         Subsidiaries, nor any employee of the Company or any of the Subsidiaries, has made any payment of funds of the Company or any of the Subsidiaries prohibited by law, and no funds of the Company or any of the Subsidiaries have been set aside to be used for any payment prohibited by law;

                          (u) the Company and the Subsidiaries have filed all federal and state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and the Subsidiaries;

                          (v) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                          (w) the business, operations and facilities of the Company and the Subsidiaries have been and are being conducted in compliance in all material respects with all material applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including without limitation those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture,





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         processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company or any of the Subsidiaries has any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof or any foreign jurisdiction and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and neither the Company nor any of the Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including without limitation liability for costs of investigating or remediating sites containing hazardous substances or damages to natural resources);

                          (x)     neither the Company nor any of the
         Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under such Act;

                          (y) except as maybe disclosed in writing to the Managing Underwriters, no labor dispute with the employees of the Company or any of the Subsidiaries exists or is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material change in the condition (financial or otherwise), or in the earnings, affairs or business prospects of the Company and the Subsidiaries considered as a whole;

                          (z) the Company owns or possesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks and trade names presently employed by it in connection with the business now operated by it, and the Company has not received any notice of continuing infringement of or continuing conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or otherwise), or in the earnings, affairs or business prospects of the Company;

                          (aa) the Shares to be issued and sold by the Company under this Agreement have been listed for trading on the Nasdaq National Market upon official notice of issuance (subject to the additional listing of the shares of Common Stock, if any, being registered pursuant to Rule 462(b)) and the Company is in compliance with the maintenance and designation criteria applicable to Nasdaq National Market issuers;

                          (bb)    otherwise than as set forth in or
         contemplated in the Prospectus or the documents incorporated by reference therein, there are no transactions with affiliates, as defined in Rule 405 of the rules and regulations of the Commission, which are required to be disclosed under the Act and the applicable rules and regulations thereunder; and





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                          (cc)    the Company is not aware that any executive,
         key employee or group of employees of the Company or any of the Subsidiaries plans to terminate employment with the Company or any of the Subsidiaries or that any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement with any third party in conflict with the present or proposed business activities of the Company or any of the Subsidiaries.

                 4. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to each Underwriter that:

                          (a) the Selling Stockholder is and at the time of delivery of the Shares to be sold by the Selling Stockholder will be the lawful owner of the number of Shares to be sold by the Selling Stockholder pursuant to this Agreement and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title (other than those imposed by the Act and the securities laws of certain jurisdictions), assuming each of the Underwriters has purchased the Shares purchased by it in good faith and without notice of any adverse claim;

                          (b) the Selling Stockholder has and at the time of delivery of such Shares will have full legal right, power and capacity, and any approval required by law to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

                          (c) this Agreement and the Selling Stockholder's Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney"), dated as of __________, 1998, by and among the Selling Stockholder, Morris Bienenfeld, Esq., as the Attorney-in-Fact for and on behalf of the Selling Stockholder (the "Attorney-in-Fact") and Wolff & Samson, P.A., as the Custodian, have been duly executed and delivered by the Selling Stockholder and are legal, valid and binding agreements of the Selling Stockholder in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                          (d)     the Selling Stockholder has duly and
         irrevocably authorized the Attorney-in-Fact, on behalf of the Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Selling Stockholder and receive payment therefor pursuant hereto;

                          (e) the sale of the Shares by the Selling Stockholder pursuant hereto is not prompted by any material adverse information concerning the Company; and all information furnished in writing by or on behalf of the Selling Stockholder specifically for use in the Registration Statement and Prospectus, and any supplement or amendment thereto, is and will be when the Registration Statement became effective and at all times subsequent thereto up to the time of purchase and the additional time of purchase, true and correct and complete and at all such times did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (f)     the consummation of the transactions
         contemplated hereby and by the Custody Agreement and Power of Attorney and the fulfillment of the terms hereof and thereof will not constitute a breach or violation of or default under any trust, indenture, agreement or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound; and

                          (g) the Selling Stockholder is not aware, without having made any independent investigation except as otherwise may be required under the circumstances, that any of the representations and warranties set forth in Section 3 of this Agreement is untrue or inaccurate in any material respect.

                 5. CERTAIN COVENANTS OF THE COMPANY. The Company hereby agrees:

                          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or Blue Sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, that, the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and promptly to advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                          (b) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, at the Company's expense, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

                          (c) to advise you promptly and (if requested by you) to confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, if required under the Act (which the Company agrees to file in a timely manner under such Rule);

                          (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which you shall object in writing;

                          (e) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of all reports or other communications which the Company shall send to its stockholders or from time to time shall publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission and (iii) so long as you continue to make a market in the Common Stock and you agree to treat as confidential such information which has not been, or will not be, publicly disclosed, such other information concerning the business and financial condition of the Company as you reasonably may request;

                          (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as requested by the Underwriters, and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                          (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which need not be audited and which will satisfy the provisions of Section 11(a) of the Act including, at the option of the Company, Rule 158 of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement but ending not later than 15 months after the date of the Registration Statement, as soon as is reasonably practicable after the termination of such 12-month period;

                          (h) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in financial position of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), summary financial information of the Company for such quarter in reasonable detail;

                          (i) to furnish to you three signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                          (j) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries that have been read by the Company's independent certified public accountants as stated in their letter to be furnished pursuant to Section 8(b);

                          (k) to furnish to you, contemporaneous with filing with the Commission, subsequent to the effective date of the Registration Statement and during the period referred to in Section 5(e), a copy of any document filed by the Company pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act;

                          (l) to apply the net proceeds from the sale of the Shares sold by the Company in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and the Prospectus; and

                          (m) to refrain from investing the proceeds from the sale of the Shares sold by the Company in a manner to cause the Company or any of the Subsidiaries to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 6. CERTAIN OTHER COVENANTS OF THE COMPANY AND OF THE SELLING STOCKHOLDERS. The Company further agrees, and the Selling Stockholders agrees, with each Underwriter as follows:

                          (a) (i) as to the Company, not to offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock with respect to any shares of Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to you pursuant to this Agreement and except that the Company may issue Common Stock and stock options pursuant to the Company's existing stock option plans, as described in the Registration Statement, for a period commencing on the date hereof and continuing for 90 days after the date of the Prospectus, without the prior written consent of SBC Warburg Dillon Read Inc., and (ii) as to the Selling Stockholder, to the effect set forth in Exhibit I hereto;

                          (b) in such proportion (aggregating 100%) as they shall agree between themselves, to pay all out-of-pocket expenses, fees and taxes incurred by them (other than any transfer taxes and fees and disbursements of your counsel except as set forth under
         Section 7 or clause (iv) of this Section 6(b) and any advertising expenses incurred by you in connection with your offering of the Shares) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the sale and delivery of the Shares by the Selling Stockholder, (iii) the printing of this Agreement, any Agreement Among Underwriters and any dealer agreements, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws as aforesaid (including legal fees and filing fees and other disbursements of your counsel in connection therewith) and the printing and furnishing of copies of the Blue Sky Surveys to you and to dealers, (v) the filing for review of the public offering of the Shares by the NASD and (vi) the performance of the Company's and the Selling Stockholder's other obligations hereunder; and

                          (c) the Shares represented by the certificates held in custody pursuant to the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interests of the Underwriters and the Selling Stockholder hereunder, and that the arrangement for such custody and the appointment of the Attorney-in-Fact is irrevocable; the obligations of the Selling Stockholder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Stockholder, or any other event; of the Selling Stockholder should die or become incapacitated or any other event occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by the Selling Stockholder shall be delivered on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney, and action taken by the Attorney-in-Fact under the Custody Agreement and Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian or the Attorney-in-Fact shall have notice of such liquidation, dissolution, death, incapacity or other event.

                 7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the second paragraph of Section 9 or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholder, in such proportion (aggregating 100%) as they shall agree between themselves, shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

                 8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling

Stockholder on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase (any representation and warranty made as of a specified date shall be true and correct as of the additional time of purchase), as the case may be), the performance by each of the Company and the Selling Stockholder of its and his obligations hereunder and to the following conditions:

                 (a) the Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Wolff & Samson, P.A., counsel for the Company and the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, stating that:

                                        (i)     the Company has been duly
                 organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to issue, sell and deliver the Shares to be issued and sold by it as herein contemplated;

                                        (ii)    each of the Subsidiaries has
                 been duly organized and is validly existing as a corporation in good standing under the laws of the state of its jurisdiction of incorporation, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus; to the best of such counsel's knowledge, the Company does not own any interest in any other corporation, joint venture or partnership;

                                        (iii)   all of the issued and
                 outstanding shares of each of the Subsidiaries are owned directly or indirectly by the Company, except for directors' qualifying shares; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable and except as described in the Prospectus are so owned free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim; there are no outstanding rights, options or other agreements of any kind with respect to the capital stock of the Subsidiaries;

                                        (iv)    the Company and each of the
                 Subsidiaries are duly qualified or licensed to do business as a foreign corporation by each jurisdiction in which they conduct their business or own property and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

                                        (v)     (A) this Agreement has been
                 duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity; and (B) the Shares to be issued and sold by the Company hereunder, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim.

                                        (vi)    (A) the Company has an
                 authorized share capitalization as set forth under the heading "Capitalization" in the Registration Statement and the Prospectus; and (B) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory and contractual preemptive rights;

                                        (vii)   (A) the capital stock of the
                 Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and (B) the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                                        (viii)  the Registration Statement and
                 the Prospectus (except as to the financial statements and schedules contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                                        (ix)    the Registration Statement has
                 become effective under the Act and, to the best of such counsel's knowledge after due inquiry, no stop order proceedings with respect thereto are pending or threatened under the Act;

                                        (x)     no approval, authorization,
                 consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares as contemplated hereby other than such as has been obtained or made (specifying the same) and registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                                        (xi)    the execution, delivery and
                 performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), any provision of the charter or bylaws of the Company or any of the Subsidiaries or any provision of any partnership agreement or under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, material supply or vendor agreement or other material agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their properties are bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, which conflict, breach or default would, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

                                        (xii)   to the best of such counsel's
                 knowledge after due inquiry, neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, material supply or vendor agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their properties are bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, which breach or default would, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

                                        (xiii)  to the best of such counsel's
                 knowledge after due inquiry, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                                        (xiv)   to the best of such counsel's
                 knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                                        (xv)    to the best of such counsel's
                 knowledge after due inquiry, each person who has the right, contractual or otherwise, to request the Company to register pursuant to the Act shares of capital stock of the Company upon the sale of the Shares to the Underwriters hereunder or who has preemptive rights, rights of first refusal or other rights to purchase any of the Shares, has exercised or waived their right to include any such shares in this offering, or was excluded from any preemptive rights, rights of first refusal or other purchase rights, in accordance with the terms thereof;

                                        (xvi)   the documents incorporated by
                 reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion);

                                        (xvii)  neither the Company nor any of
                 the Subsidiaries is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                                        (xviii) the sales of securities by the
                 Company described in Item 15 of the Registration Statement were exempt from the registration requirements of the Act;

                                        (xix)   this Agreement and the Custody
                 Agreement and Power of Attorney have been duly executed and delivered by the Selling Stockholder; the Custody Agreement and Power of Attorney is a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                                        (xx)    the Selling Stockholder has
                 full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or Blue Sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided in this Agreement;

                                        (xxi)   delivery of certificates for
                 the Shares to be sold by the Selling Stockholder pursuant hereto will pass title thereto to the Underwriters severally, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title assuming that the several Underwriters are good faith purchasers and without notice of any adverse claim;

                                        (xxii)  to the best of such counsel's
                 knowledge after due inquiry, the consummation of the transactions contemplated hereby and by the Custody Agreement and Power of Attorney and the fulfillment of the terms hereof and thereof will not constitute a breach or violation of or default under any trust, indenture, agreement or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound;

                                        (xxiii) the Attorney-in-Fact has been
                 duly authorized by the Selling Stockholder to execute and deliver, on behalf of the Selling

                 Stockholder, this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Selling Stockholder and receive payment therefor pursuant hereto;

                                        (xxiv)  no approval, authorization,
                 consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares to be sold by the Selling Stockholder as contemplated hereby other than registration of such Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or Blue Sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters); and

                                        (xxv)   to the best of such counsel's
                 knowledge, the statements in the Prospectus under the caption "Principal and Selling Stockholders" insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters.

                 In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, the Selling Stockholder and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in clause (xv) of this Section 8(a), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules included in the Registration Statement or the Prospectus).

                 In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, upon an opinion or opinions, each dated the time of purchase or the additional time of purchase, as the case may be, of other counsel with respect to Daisytek (Canada) Inc., Working Capital Canada, Inc., Daisytek Latin America, Inc., Daisytek De Mexico S.A. de C.V. Priority Fulfillment Services of Canada, Inc., Daisytek De Mexico Services

         S.A. de C.V. and Daisytek Australia Pty. Ltd.; provided, that (i) each such local counsel is acceptable to you and your counsel, (ii) counsel shall state in their opinion that they have no reason to believe that they and you are not justified in relying thereon and (iii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you and your counsel.

                 (b) You shall have received from Arthur Andersen LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies of each of the Underwriters) in the forms heretofore approved by you.

                 (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in clauses
         (v), (vii) (as to subclause (A) only) and (viii) of Section 8(a).

                 In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company and the Selling Stockholder, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to matters referred to under clause (vii) (as to subclause (A) only) of Section 8(a)), on the basis of the foregoing, no facts have come to the attention of such counsel that cause them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as of its date or any supplement thereto as of its date and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

                 (d) No amendment or supplement to the Registration Statement or the Prospectus to which you object in writing shall be filed prior to the time the Registration Statement becomes effective .

                 (e) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is applicable, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company, the Selling Stockholder and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares from time to time may agree in writing or by telephone, confirmed in writing, on a later date.

                 (f) Prior to the time of purchase or the additional time of purchase, as the case may be: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as specifically referred to in the Registration Statement and the Prospectus), in the business, condition or prospects of the Company and the Subsidiaries, taken as a whole, shall occur or become known, (ii) no transaction which is material and unfavorable to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any of the Subsidiaries and (iii) there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries, taken as a whole.

                 (h) The Company, at the time of purchase or additional time of purchase, as the case may be, shall have delivered to you a certificate of the President, Chief Executive Officer and Chief Operating Officer and the Vice President-Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company to the effect that the representations and warranties of the Company as set forth in this Agreement and the conditions set forth in Section 8(f) and Section 8(g) have been met and that they are true and correct as of each such date.

                 (i) You shall have received a signed letter, dated the date of this Agreement, from (i) The David Anthony Heap 1995 Interest in Possession Settlement (No. 2) David A. Heap, The David Heap Life Interest Settlement (No. 10), Harvey H. Achatz, Edgar D. Jannotta, Jr., Timothy M. Murray and Peter P.J. Vikanis to the effect set forth in Exhibit I hereto and (ii) each of [MARK C. LAYTON, CHRISTOPHER YATES, JAMES R. POWELL, THOMAS J. MADDEN, STEVE GRAHAM, PETER D. WHARF AND SUZANNE GARRETT] to the effect set forth in Exhibit II hereto.

                 (j) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you reasonably may request.

                 (k) The Company and the Selling Stockholder shall have performed such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

                 (l) The Shares to be issued and sold by the Company hereby shall have been listed for trading on the Nasdaq National Market upon official notice of issuance.

                 (m) The Attorney-in-Fact, at the time of purchase or additional time of purchase, as the case may be, shall have delivered to you a certificate to the effect that the Attorney-in-Fact is not aware that any of the representations and warranties of the Selling Stockholder as set forth in this Agreement are not true and correct as of such date.

                 9. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not applicable, when you shall have received notification of the effectiveness of the Registration Statement or (ii) if Rule 430A under the Act is applicable, when the parties hereto have executed and delivered this Agreement.

                 The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

                 If you or any group of Underwriters elect to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly by letter or telegram.

                 If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(b), 7 and 11), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 11) or to one another hereunder.

                 10. INCREASE IN UNDERWRITERS' COMMITMENTS. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                 Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                 If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be affected.

                 The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                 11. INDEMNITY BY THE COMPANY, THE SELLING STOCKHOLDER AND THE UNDERWRITERS. (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such controlling person may incur under the Act, the Exchange Act or otherwise insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that each Underwriter or such controlling person shall seek recovery under this
Section 11(a) and Section 11(c) only as follows: (i) such Underwriter or controlling person shall first use reasonable efforts to recover any such loss, expense, liability or claim from the Company and (ii) such Underwriter or controlling person shall then be limited to recovering any amounts not recovered in respect of such loss, expense, liability or claim under the immediately preceding clause (i) from the Selling Stockholder in an amount up to the net proceeds received by the Selling Stockholder (before deducting expenses) from the sale of the Shares by the Selling Stockholder. The Company and the Selling Stockholder may agree, between themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible.

                 If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company and the Selling Stockholder in writing of the institution of such action and the Company and the Selling Stockholder shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such controlling person unless the employment of such counsel shall have been authorized in writing by the Company and the Selling Stockholder in connection with the defense of such action or the Company or the Selling Stockholder shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company or the Selling Stockholder (in which case the Company and the Selling Stockholder shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Selling Stockholder and paid as incurred (it being understood, however, that the Company and the Selling Stockholder shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Selling Stockholder shall be liable for any settlement of any such claim or action effected without their written consent.

                 (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter (such information so furnished in writing shall be limited to the Underwriting section of the Preliminary Prospectus and the Prospectus) through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post- effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information not misleading.

                 If any action is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person promptly shall notify such Underwriter and you in writing of the institution of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter.

                 (c) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or Section 11(b) in respect of any loss, expense, liability or claim referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, expense, liability or claim (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters (such information so furnished shall be limited to the Underwriting section of the Preliminary Prospectus and Prospectus) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                 (d) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                 (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

                 12. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, New York 10022, Attention: Syndicate Department, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the

Company at 500 North Central Expressway, Plano, Texas 75074-6763, Attention:
Mark C. Layton, President, Chief Executive Officer and Chief Operating Officer and if to the Selling Stockholder, shall be sufficient in all respects, if delivered or sent to Morris Bienenfeld, Esq., as Attorney-in-Fact for the Selling Stockholder, at Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068.

                 13. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

                 14. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholder and the controlling persons, directors and officers referred to in Section 11, and the respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                 15. COUNTERPARTS. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

                 16. MISCELLANEOUS. SBC Warburg Dillon Read Inc., an indirect, wholly owned subsidiary of Swiss Bank Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank Corporation. Because SBC Warburg Dillon Read Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                 A lending affiliate of SBC Warburg Dillon Read Inc. may have lending relationships with issuers of securities underwritten or privately placed by SBC Warburg Dillon Read Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

                 Without your prior written approval, the U.S. branches and agencies of Swiss Bank Corporation will not share with SBC Warburg Dillon Read Inc. any non-public information concerning you, and SBC Warburg Dillon Read Inc. will not share any non-public information received from you with any of such U.S. branches and agencies of Swiss Bank Corporation.

                 If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

                                   Very truly yours,

                                   DAISYTEK INTERNATIONAL CORPORATION


                                   By:
                                      ----------------------------------------
                                   Name:    Mark C. Layton
                                   Title:   President, Chief Executive Officer
                                            and Chief Operating Officer




                                   DAVID A. HEAP


                                   By:
                                      ----------------------------------------
                                      Morris Bienenfeld, Esq.,
                                      as Attorney-in-Fact acting on
                                      behalf of the Selling Stockholder


Accepted and agreed to as of
  the date first above written,
  on behalf of themselves,
  PaineWebber Incorporated and
  William Blair & Company, L.L.C.
  and the other several Underwriters
  named in Schedule A

SBC WARBURG DILLON READ INC., as
  Managing Underwriter


By:
    ---------------------------------------
Name:
Title:

By:
   ----------------------------------------
Name:
Title:

                                   SCHEDULE A

                                                                     Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------
SBC Warburg Dillon Read Inc.
                                                                     ------
PaineWebber Incorporated
                                                                     ------
William Blair & Company, L.L.C.
                                                                     ------

-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------


-------------------------------------------                          ------

Total                                                                ------

                                   EXHIBIT I

                                ---------, 1998


SBC Warburg Dillon Read Inc.
PaineWebber Incorporated
William Blair & Company, L.L.C.
         As Representatives of the
         several Underwriters
c/o SBC Warburg Dillon Read Inc.
         535 Madison Avenue
         New York, New York 10022

Ladies and Gentlemen:

         Reference is made to that certain proposed Underwriting Agreement (the "Underwriting Agreement") by and among Daisytek International Corporation, a Delaware corporation (the "Company"), the Selling Stockholder (as defined in the Underwriting Agreement), and SBC Warburg Dillon Read Inc., PaineWebber Incorporated and William Blair & Company, L.L.C. as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

         In order to induce the Underwriters to enter into the Underwriting Agreement and to consummate the transactions contemplated therein, and pursuant to, and in compliance with, Section 8(i) of the Underwriting Agreement, the undersigned hereby agrees not to offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except as provided below and except for sales to you pursuant to the Underwriting Agreement, for a period of 90 days from the date of the Prospectus (the "Lock-up Period"), without the prior written consent of SBC Warburg Dillon Read Inc.; provided, however, that upon prior written notice to SBC Warburg Dillon Read Inc.

                                      Very truly yours,



                                      -----------------------------------
                                      Name:
                                           ------------------------------

                                   EXHIBIT II


                               ------------, 1998

SBC Warburg Dillon Read Inc.
PaineWebber Incorporated
William Blair & Company, L.L.C.
         As Representatives of the
         several Underwriters
c/o SBC Warburg Dillon Read Inc.
         535 Madison Avenue
         New York, New York 10022

Ladies and Gentlemen:

         Reference is made to that certain proposed Underwriting Agreement (the "Underwriting Agreement") by and among Daisytek International Corporation, a Delaware corporation (the "Company"), the Selling Stockholder (as defined in the Underwriting Agreement), and SBC Warburg Dillon Read Inc., PaineWebber Incorporated and William Blair & Company, L.L.C. as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

         In order to induce the Underwriters to enter into the Underwriting Agreement and to consummate the transactions contemplated therein, and pursuant to, and in compliance with, Section 8(i) of the Underwriting Agreement, the undersigned hereby agrees not to offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except as provided below and except for sales to you pursuant to the Underwriting Agreement, for a period of 90 days from the date of the Prospectus (the "Lock-up Period"), without the prior written consent of SBC Warburg Dillon Read Inc.; provided, however, that upon prior written notice to SBC Warburg Dillon Read Inc.; [PROVIDED, HOWEVER, THAT THE ABOVE RESTRICTION SHALL NOT APPLY TO ANY SHARES OF COMMON STOCK ISSUED AND OUTSTANDING AS OF THE DATE HEREOF, BUT SHALL APPLY TO ANY AND ALL SHARES OF COMMON STOCK THAT ARE ISSUED AND OUTSTANDING AS OF THE DATE HEREOF, BUT SHALL APPLY TO ANY AND ALL SHARES OF COMMON STOCK THAT ARE ISSUED PURSUANT TO THE EXERCISE OF ANY STOCK OPTIONS PURSUANT TO AGREEMENTS BY AND BETWEEN THE UNDERSIGNED AND THE COMPANY].



                                      Very truly yours,



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